UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 14, 2006

NexMed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Twin Rivers Drive, East Windsor, New Jersey		08520
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 4.01.    Changes in Registrant's Certifying Accountant.

On November 14, 2006, the Board of Directors of NexMed, Inc. (the "Company") dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

The reports of PwC on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2004 and 2005 included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. Other than as set forth above, such reports did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2004 and 2005, and through November 14, 2006, the Company had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused PwC to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years.

During the fiscal years ended December 31, 2004 and 2005, and through November 14, 2006, the Company had no reportable events under Item 304(a)(1)(v) of Regulation S-K.

The Company has provided PwC with a copy of the foregoing disclosures. Attached as Exhibit 16.1 hereto is a copy of the letter from PwC to the Securities and Exchange Commission, dated November 17, 2006, stating whether or not PwC agrees with such statements.

ITEM 9.01.    Financial Statements and Exhibits

(c)	Exhibits.

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated November 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

Date: November 17, 2006